MARCUM
ACCOUNTANTS ▲ ADVISORS

April 7, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by FaceBank Group, Inc. under Item 4.01 of its Form 8-K dated April 7, 2020. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of FaceBank Group, Inc. contained therein.

Very truly yours,

Marcum LLP

Marcum LLP

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S:\BUSINESS\Word_Processing\Common\Finalized\FaceBank Group, Inc\2020\Letters\201287 Form 8-K Attachment - Change of Accountants Letter 04.07.20.docx